UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2008

INTERNATIONAL RECTIFIER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7935	95-1528961
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

233 Kansas Street
El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b) . On May 22, 2008, Marc Rougee notified International Rectifier Corporation (“Registrant”) of his intention to resign as Executive Vice President-Operations and as an employee, such resignation to be effective May 30, 2008. Mr. Rougee is party to a severance agreement with Registrant that provides for a severance payment of two years’ base pay in the event of his separation from service with Registrant in certain circumstances. At the date of filing of this report on Form 8-K, Registrant and Mr. Rouge are discussing the terms of implementation of the severance agreement.  Once such terms have been finalized, Registrant will promptly file an amendment to this report on Form 8-K disclosing such terms.

5.02(e). Information, if any, required by this Item is described in paragraph 5.02(b) above, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL RECTIFIER
CORPORATION

Date: May 29, 2008	By	/s/ Donald R. Dancer
Donald R. Dancer,
Executive Vice President and Chief Administrative